EXHIBIT 16.1



                          BDO SANYU & CO. LETTERHEAD


February 15, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

Re: Fountain Colony Ventures, Inc.

We have read Item 4 of Fountain Colony Ventures, Inc.'s Amendment No. 2 to Form 8-K dated January 31, 2001 and are in agreement with the statements contained therein so far as those statements pertain to the accounting firm of BDO International and/or its affiliates.

Yours very truly,

/s/ Hajime Tanaka

Hajime Tanaka, Partner of BDO Sanyu & Co.